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                                                                     EXHIBIT 5.1


                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005
                            Telephone (202) 347-0300

                                 August 17, 1998

Board of Directors
Hawthorne Financial Corporation
2381 Rosecrans Avenue
2nd Floor
El Segundo, California 90245

Ladies and Gentlemen:

      We have acted as counsel to Hawthorne Financial Corporation (the "Company") in connection with a Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the offer and sale by certain selling securityholders named in the Prospectus contained therein of up to (i) 431,121 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company, (ii) Warrants to purchase 2,512,188 shares of Common Stock expiring December 11, 2005 (the "Warrants") and (iii) 2,512,188 shares of Common Stock issuable upon exercise of such Warrants (Warrants to purchase 2,140,012 shares of Common Stock and 2,140,012 shares of Common Stock issuable upon exercise of such Warrants may be deemed to be held by affiliates of the Company). We have been requested by the Company to furnish an opinion to be included as an exhibit to the Registration Statement.

      We have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

      Based on the foregoing, we are of the opinion that (i) the 431,121 shares of Common Stock and Warrants to purchase an aggregate of 2,512,188 shares of Common Stock covered by the Registration Statement have been legally issued and are fully paid and non-assessable and (ii) the shares of Common Stock issuable upon exercise of the Warrants will be legally issued and fully paid and non-assessable when issued in accordance with the terms of the Warrants.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus included therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,

                                    ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                    By: /s/ Jeffrey D. Haas
                                        ----------------------------------
                                        Jeffrey D. Haas, a Partner